Exhibit 10.9
Certain immaterial portions of this agreement identified with an [*] have been excluded from the exhibit pursuant to Item 601(b)(10)(iv) of Regulation S-K because public disclosure of such portions would likely cause competitive harm to the registrant.

SECOND AMENDMENT TO
AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY
This Second Amendment to Agreement for Purchase and Sale of Real Property (this “Amendment”) is made and entered into as of this 4th day of August, 2023 (the “Effective Date”), by and between BIG Portfolio Owner LLC, BIG SATX Owner LLC, BIG DETX Owner LLC, BIG AVCA Owner LLC, and BIG FBTX Owner LLC, each a Delaware limited liability company (“Buyer”), and Big Lots Stores, LLC, an Ohio limited liability company (“BLS SELLER”), Big Lots Stores – PNS, LLC, a California limited liability company (“PNS SELLER”), Big Lots Stores – CSR, LLC, an Ohio limited liability company (“Big Lots CSR”), and AVDC, LLC, an Ohio limited liability company (“AVDC SELLER”; AVDC Seller, BLS Seller, PNS Seller, and Big Lots CSR, collectively, “Seller”).
WITNESSETH:
WHEREAS, Buyer and Seller are parties to that certain Agreement for Purchase and Sale of Real Property dated as of June 30, 2023 (the “Original Purchase Agreement”), as amended by that certain First Amendment to Agreement for Purchase and Sale of Real Property dated as of July 31, 2023 (the “First Amendment”) (the Original Purchase Agreement as amended by the First Amendment, and as may have been or may be further amended, restated, supplemented, and otherwise modified from time to time, the “Purchase Agreement”), wherein Buyer agreed to purchase the Property (as defined in the Purchase Agreement) subject to the terms and conditions therein;
WHEREAS, Buyer and Seller desire to amend the Purchase Agreement as more particularly set forth herein.
NOW, THEREFORE, for and in consideration of the mutual covenants and conditions contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1.Incorporation and Definitions. The recitals, schedules, and exhibits of this Amendment are incorporated herein by this reference. Initial capitalized terms used but not defined in this Amendment shall have the meanings ascribed to such terms in the Purchase Agreement.
2.Amendments.
(a)Section 17 of the Purchase Agreement is hereby deleted in its entirety and amended to read as follows:
“Section 17.    Financial Strength Parameters.
Pursuant to Section 10 of this Agreement, at Closing, Seller will apply all proceeds generated by the sale of the Properties pursuant to this Agreement as follows: (1) first, to pay off the AVDC Synthetic Lease, and (2) second, to pay the remainder of such proceeds to PNC Bank, National Association, as Administrative Agent under Guarantor’s Credit Facility, to be applied as a pay down of Guarantor’s revolving loans outstanding thereunder in the amount of the Prepayment; provided that nothing in this Section 17 (a) shall require a permanent reduction of the commitments under the Guarantor’s Credit Facility or (b) except as set forth in the next sentence, in any way restrict Guarantor’s ability to make borrowings under Guarantor’s Credit Facility following the Closing Date. Until the six month anniversary of the Closing Date (the “Condition End Date”), at any time that Availability as of the end of the most recently ended fiscal quarter for which a 10-Q or 10-K, as applicable, has been filed is less than $500 million, Guarantor will not make any new drawings of revolving loans under Guarantor’s Credit Facility for any purpose other than working capital, general corporate, operational requirements or capital expenditures, as determined by Guarantor in its commercially reasonably discretion, until such earlier time as (x) the time that Availability exceeds $500 million as of the end of any subsequent fiscal quarter for which a 10-Q or 10-K has been filed or (y) the Condition End Date. For purposes hereof, “Availability” means “Availability” as defined in Guarantor’s Credit Facility or any substantially similar term in any replacement to Guarantor’s Credit Facility and after giving pro forma effect to the Prepayment at any time following the end of the applicable fiscal quarter-end if Availability does not reflect such Prepayment as if such Prepayment occurred during the applicable fiscal quarter. Notwithstanding anything to the contrary in this Agreement, Seller and Guarantor shall reserve and maintain sufficient liquidity to fully address the roof repairs described in Section 4 of the Columbus DC Lease Amendment. This Section 17 shall survive the Closing.”
(b)The Purchase Agreement is hereby amended to add the following as Section 10(y):
“(y) the Post-Closing Matters Agreement in the form attached hereto as Exhibit J.”
(c)The Post-Closing Matters Agreement attached hereto as Schedule I is hereby incorporated into the Purchase Agreement as Exhibit J thereto.
(d)Exhibit C of the Purchase Agreement is hereby deleted in its entirety and replaced with the Lease attached hereto as Schedule II. The “Lease” as used in the Purchase Agreement shall mean the Lease attached hereto as Schedule II.
(e)The parties hereto acknowledge and agree that Phase II environmental site assessments (the “Phase IIs”) are required with respect to those certain Properties commonly known as 8932 Valley View Street, Buena Park, California, and 2100 Southwest 27th Avenue, Miami, Florida (collectively, the “Phase II Properties”). The parties acknowledge and agree that, as to each of the Phase II Properties, the Examination Period, together with all of Buyer’s rights and remedies with respect thereto, shall remain ongoing and unexpired until 6:00 p.m. Eastern Time on the date that is five (5) days after Buyer’s receipt of the completed Phase IIs (the “Phase II Property Deadline”). Buyer

shall have the right to review such Phase IIs and partially terminate the Purchase Agreement as to such Phase II Properties if the results of the Phase IIs are not satisfactory to Buyer, on or before the Phase II Property Deadline, in which event the Purchase Agreement shall be deemed terminated solely with respect to the applicable Phase II Property, the Purchase Price shall be reduced by the applicable Allocated Purchase Price attributable to the applicable Phase II Property, the Title Insurer shall immediately return to Buyer the portion of Earnest Money attributable to the applicable Phase II Property (in proportion of the applicable Allocated Purchase Price) and thereafter the parties shall have no further rights or obligations under the Purchase Agreement with respect to the applicable Phase II Property except for those that expressly survive termination under the Purchase Agreement. The Closing Date as to the Phase II Properties shall occur on the date that is fifteen (15) days after the Phase II Property Deadline. The Earnest Money attributable to the applicable Phase II Properties (in proportion of the applicable Allocated Purchase Price) shall continue to be held pursuant to the Purchase Agreement pending the Closing as to the Phase II Properties.
(f)The parties hereto acknowledge and agree that it is necessary for Seller to coordinate and complete an inspection with respect to that certain Property commonly known as 23351 Eureka Road, Taylor, MI, in accordance with all applicable laws and municipal ordinances. To the extent that the results of such inspection reveal any repairs necessary for such Property, then such repairs shall be a condition precedent under Section 13 of the Purchase Agreement, and such repairs shall be at Seller’s sole cost and expense.
(g)Section 2(e) of the First Amendment is hereby amended to remove the brackets around “[and the Elyria Ground Lease]” (so that such brackets are not present, but such reference to the Elyria Ground Lease remains), and to delete the following portion of said Section 2(e): “[(1) such separate leases shall be crossed defaulted via a customary cross default provision that is in form and substance reasonably satisfactory to Tenant and the parties hereto, and]” (i.e., there will be no such cross default provision in the separate leases described therein).
3.Ratification and Affirmation of Purchase Agreement. Except as expressly provided herein, the Purchase Agreement shall remain unchanged and in full force and effect; provided, that to the extent this Amendment conflicts with the Purchase Agreement, the provisions of this Amendment shall control. From and after the date hereof, the “Purchase Agreement” shall mean and refer to the Purchase Agreement as amended by this Amendment. The terms of the Purchase Agreement, as modified hereby, are ratified and affirmed by the parties hereto.
4.Counterparts; Electronic Signatures. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of this Amendment by electronic means shall be equally as effective as delivery of a manually executed original counterpart of this Amendment.
5.Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the successors and permitted assigns of the respective parties hereto.

6.Headings. The headings of the various Sections of this Amendment have been inserted only for convenience and shall not be deemed in any manner to modify or limit any of the provisions of this Amendment or be used in any manner in the interpretation of this Amendment.
7.Entire Agreement; Authorization. This Amendment contains the entire agreement between the parties hereto with respect to the subject matter of this Amendment, and supersedes all prior understandings, agreements and representations, if any, with respect to such subject matter. The parties’ respective signatories below have been duly authorized to execute and deliver this Amendment.
[Signatures Follow]

IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the Effective Date.

SELLER:

Big Lots Stores, LLC, an Ohio limited liability company

By:	/s/ Jonathan Ramsden
Jonathan Ramsden, Executive Vice President and Chief Financial and Administrative Officer

Big Lots Stores – PNS, LLC, a California limited liability company

By:	/s/ Jonathan Ramsden
Jonathan Ramsden, Executive Vice President and Chief Financial and Administrative Officer

AVDC, LLC, an Ohio limited liability company

By:	/s/ Jonathan Ramsden
Jonathan Ramsden, Executive Vice President and Chief Financial and Administrative Officer

Big Lots Stores – CSR, LLC, an Ohio limited liability company

By:	/s/ Jonathan Ramsden
Jonathan Ramsden, Executive Vice President and Chief Financial and Administrative Officer

BUYER:

BIG Portfolio Owner LLC, a Delaware limited liability company

By:	/s/ Michael Reiter
Name:	Michael Reiter
Title:	Authorized Representative

BIG SATX Owner LLC, a Delaware limited liability company

By:	/s/ Michael Reiter
Name:	Michael Reiter
Title:	Authorized Representative

BIG DETX Owner LLC, a Delaware limited liability company

By:	/s/ Michael Reiter
Name:	Michael Reiter
Title:	Authorized Representative

BIG FBTX Owner LLC, a Delaware limited liability company

By:	/s/ Michael Reiter
Name:	Michael Reiter
Title:	Authorized Representative

BIG AVCA Owner LLC, a Delaware limited liability company

By:	/s/ Michael Reiter
Name:	Michael Reiter
Title:	Authorized Representative

JOINDER BY BIG LOTS, INC.
Big Lots, Inc., an Ohio corporation and the parent of the Seller, hereby joins in the execution of this Amendment to evidence its agreement to be bound by all of the terms and conditions set forth herein and to guaranty the payment and performance of all of the obligations of Seller hereunder.

BIG LOTS, INC., an Ohio corporation

By:	/s/ Jonathan Ramsden
Name:	Jonathan Ramsden
Title:	EVP, CF&AO

ACKNOWLEDGED AND AGREED TO BY:

TITLE INSURER:

Chicago Title Insurance Company

By:	/s/ Rebecca L. Radabaugh
Name:	Rebecca L. Radabaugh
Title:	Assistant Vice President

Schedule I
[See attached]

POST-CLOSING MATTERS AGREEMENT
THIS POST-CLOSING MATTERS AGREEMENT (as amended, modified and in effect from time to time, this “Agreement”) dated and made effective as of August ___, 2023 (the “Effective Date”), is by and among BIG Portfolio Owner LLC, BIG SATX Owner LLC, BIG DETX Owner LLC, BIG AVCA Owner LLC, and BIG FBTX Owner LLC, each a Delaware limited liability company (“Buyer”), and Big Lots Stores, LLC, an Ohio limited liability company (“BLS SELLER”), Big Lots Stores – PNS, LLC, a California limited liability company (“PNS SELLER”), Big Lots Stores – CSR, LLC, an Ohio limited liability company (“Big Lots CSR”), and AVDC, LLC, an Ohio limited liability company (“AVDC SELLER”; AVDC Seller, BLS Seller, PNS Seller, and Big Lots CSR, collectively, “Seller”), and BLBO Tenant, LLC, an Ohio limited liability company (“Tenant”).
WHEREAS, Buyer and Seller are parties to that certain Agreement for Purchase and Sale of Real Property dated as of June 30, 2023 (as may have been or may be amended, restated, supplemented, and otherwise modified from time to time, the “Purchase Agreement”);
WHEREAS, Buyer is willing to enter into the transactions contemplated by the Purchase Agreement and Lease, notwithstanding that certain matters will not have been satisfied by Seller and Tenant as of the Effective Date, on the condition that Seller and Tenant execute and deliver this Agreement; and
WHEREAS, all initial capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the respective Purchase Agreement.
NOW THEREFORE, in consideration of the undertaking by Seller and Buyer to consummate the transactions contemplated by the Purchase Agreement and the other documents and agreements contemplated thereby, Seller agrees with Buyer as follows:
1.Required Repairs; Violations; Certificates of Occupancy. Without limiting Tenant’s obligations under the Lease, Seller and Tenant shall complete the work set forth on Exhibit A hereto, cure the violations set forth on Exhibit A hereto, and obtain the Certificates of Occupancy set forth on Exhibit A hereto, each within the timeframes set forth thereon. With respect to the work described in Exhibit A, Section 2 (the “PCA/Seismic Work”), Seller shall submit for all required permits by the date that is ninety (90) days after the date hereof, and complete such PCA/Seismic Work by the date that is one (1) year after the date hereof (the “PCA/Seismic Deadline”). In the event Seller and Tenant have not satisfied their obligations set forth in this Section 1 by the applicable dates set forth on Exhibit A (or, with respect to the PCA/Seismic Work, by the PCA/Seismic Deadline), then, in addition to Buyer’s other remedies set forth in the Lease, Buyer may complete the applicable actions at Seller’s and Tenant’s cost (Seller and Tenant to reimburse Buyer for such reasonable out-of-pocket costs incurred by Buyer within fifteen (15) days after an invoice therefor), but neither such deadline nor such election by Buyer shall diminish Seller’s and Tenant’s obligation under the first sentence of this Section 1, provided that upon payment of applicable costs, completion of the applicable work, curing of the violation or obtaining of a Certificate of Occupancy, the matter shall been deemed cured and no longer a default or potential event of default under this Agreement or the Lease.
2.Estoppels. Seller and Tenant acknowledge and agree that Buyer has, prior to the date hereof, circulated to Seller and Tenant various estoppel certificates and requested that Seller and Tenant promptly obtain such estoppel certificates. To the extent that fully executed copies of any such estoppel certificates have not been delivered to Buyer as of the date hereof, Seller and Tenant shall continue to use continuous, commercially reasonable efforts to obtain such estoppel certificates. In the event Seller and Tenant have not obtained such estoppel certificates by the date that is sixty (60) days after the date hereof, then Buyer may seek such estoppel certificates at Seller’s and Tenant’s reasonable out-of-pocket costs incurred by Buyer not to exceed $1,000 per estoppel certificate not received prior to the initial closing contemplated in the Purchase Agreement (Seller and Tenant to reimburse Buyer for such reasonable out-of-pocket costs within fifteen (15) days after an invoice therefor), but neither such deadline nor such election by Buyer shall diminish Seller’s and Tenant’s obligation under the second sentence of this Section 4.

3.Default; Survival. If Seller or Tenant defaults in their obligations under this Agreement by the applicable deadlines set forth in this Agreement, such default shall be an immediate Event of Default under the Lease entitling Buyer (as landlord) to pursue any and all remedies under the Lease. All matters set forth in this Agreement shall survive the Closing and delivery of the Deeds (each as defined in the Purchase Agreement).

4.Force Majeure. If Seller or Tenant is delayed, hindered or prevented from performing any act required under this Agreement by reason of strikes, lockouts, inability to procure materials, failure of power, restrictive governmental laws or regulations, pandemic, or any other reason of a like nature not within the reasonable control of the delayed party, then performance of such act shall be excused for the period of the delay, and the period allowed for the performance of such act shall be extended for a period equivalent to the period of such delay. The foregoing shall not apply to Seller’s or Tenant’s obligation to pay funds to complete an act required under this Agreement.

5.Notices. All notices and other communications which may be or are required to be given or made by any party to the other in connection herewith shall be in writing and shall be deemed to have been properly given on the date: (i) delivered in person; (ii) deposited in the United States mail, registered or certified, return receipt requested; (iii) delivery via electronic mail to the addresses set forth below; or (iv) deposited with a nationally recognized overnight courier, to the addresses set forth below. Such notices shall be deemed effective upon receipt (or, if sent by e-mail, upon sending with no rejection thereof). Any address or name specified below may be changed by notice given to the addressee by the other party in accordance with this Section 5. Anything to the contrary notwithstanding, if notice cannot be delivered because of a changed address of which no notice was given as provided, above, or because of rejection or refusal to accept any notice, then receipt of such notice shall be deemed to be as of the date of inability to deliver or rejection or refusal to accept. Any notice to be given by any party may be given by the counsel for such party.

Notice Address of Buyer:

c/o Oak Street Real Estate Capital, LLC
30 N. LaSalle St., Suite 4140
Chicago, IL 60602

Attn: Asset Management
Email: oakstreetAM@blueowl.com
With a copy to:
Kirkland & Ellis LLP
300 N. LaSalle Street
Chicago, Illinois 60654
Attn.: David A. Rosenberg, P.C. & David P. Stanek
Email: david.rosenberg@kirkland.com & david.stanek@kirkland.com

Notice Address of Seller and Tenant:

Big Lots, Inc.
4900 East Dublin Granville Road
Columbus, OH 43081
Attn: Steve Hutkai
VP, Tax and Treasurer
Email: shutkai@biglots.com

Big Lots, Inc.
4900 East Dublin Granville Road
Columbus, OH 43081
Attn: Ronald A. Robins, Jr. (Rocky)
EVP, General Counsel & Corporate Secretary
Email: rrobins@biglots.com

With a copy to:

Jacinto A. Núñez
Vorys, Sater, Seymour and Pease LLP
50 S. Main Street
Suite 1200
Akron, OH 44308
Email: janunez@vorys.com
6.     Assignment; Binding on Successors and Assigns. This Agreement may not be assigned by Seller without the prior written consent of Buyer. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
7.     Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Agreement.

8.     GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED UNDER AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS, AS OPPOSED TO THE CONFLICT OF LAWS PROVISIONS, OF THE STATE OF ILLINOIS.

9.     No Waiver. The waivers and consents contained in this Agreement are limited to the specifics hereof, shall not apply with respect to any facts or occurrences other than those on which the same are based, shall not excuse future non-compliance with the Purchase Agreement, Lease, or any other instruments or agreements relating to the transactions described herein, and, except as expressly set forth herein, shall not operate as a waiver or an amendment of any right, power or remedy of Seller or Buyer, nor as a consent to any further or other matter, under the Purchase Agreement, Lease, any other instruments or agreements relating to the transactions described herein. No waiver, and no modification or amendment of any provision of this Agreement shall be effective unless specifically made in writing and duly signed by the party purportedly making such waiver.

10.     Counterparts. This Agreement may be delivered by facsimile and executed in one or more counterparts and by different parties in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which counterparts taken together shall constitute but one and the same Agreement.
11.     Titles. Paragraph and subparagraph titles, captions and headings herein are inserted only as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provisions hereof.
12.     Acknowledgment. Seller and Buyer affirm and acknowledge that this Agreement constitutes a Closing Document (as defined in each Purchase Agreement) and any reference to the Closing Documents under the Purchase Agreement contained in any notice, request, certificate or other document executed concurrently with or after the execution and delivery of this Agreement shall be deemed to include this Agreement unless the context shall otherwise specify.
[NO FURTHER TEXT ON PAGE]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date set forth above.

SELLER:

Big Lots Stores, LLC, an Ohio limited liability company

By:	/s/ Jonathan Ramsden
Jonathan Ramsden, Executive Vice President and Chief Financial and Administrative Officer

Big Lots Stores – PNS, LLC, a California limited liability company

By:	/s/ Jonathan Ramsden
Jonathan Ramsden, Executive Vice President and Chief Financial and Administrative Officer

AVDC, LLC, an Ohio limited liability company

By:	/s/ Jonathan Ramsden
Jonathan Ramsden, Executive Vice President and Chief Financial and Administrative Officer

Big Lots Stores – CSR, LLC, an Ohio limited liability company

By:	/s/ Jonathan Ramsden
Jonathan Ramsden, Executive Vice President and Chief Financial and Administrative Officer

TENANT:
BLBO TENANT, LLC, an Ohio limited liability company

By:	/s/ Jonathan Ramsden
Jonathan Ramsden, Executive Vice President
and Chief Financial and Administrative Officer

BUYER:

BIG Portfolio Owner LLC, a Delaware limited liability company

By:	/s/ Michael Reiter
Name:	Michael Reiter
Title:	Authorized Representative

BIG SATX Owner LLC, a Delaware limited liability company

By:	/s/ Michael Reiter
Name:	Michael Reiter
Title:	Authorized Representative

BIG DETX Owner LLC, a Delaware limited liability company

By:	/s/ Michael Reiter
Name:	Michael Reiter
Title:	Authorized Representative

BIG FBTX Owner LLC, a Delaware limited liability company

By:	/s/ Michael Reiter
Name:	Michael Reiter
Title:	Authorized Representative

BIG AVCA Owner LLC, a Delaware limited liability company

By:	/s/ Michael Reiter
Name:	Michael Reiter
Title:	Authorized Representative

JOINDER BY BIG LOTS, INC.
Big Lots, Inc., an Ohio corporation and the parent of the Seller, hereby joins in the execution of this Agreement to evidence its agreement to be bound by all of the terms and conditions set forth herein and to guaranty the payment and performance of all of the obligations of Seller and Tenant hereunder.

BIG LOTS, INC., an Ohio corporation

By:	/s/ Jonathan Ramsden
Jonathan Ramsden, Executive Vice President
and Chief Financial and Administrative Officer

EXHIBIT A

[*]

2. Repairs Reflected in Property Condition Reports and Seismic Reports

[*]

Schedule II

[See attached]

Master Lease Agreement